UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 16, 2024

e.l.f. Beauty, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37873	46-4464131
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

570 10th Street
Oakland, CA 94607
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code: (510) 778-7787
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ELF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2024, Richard Wolford informed e.l.f. Beauty, Inc. (the “Company”) that he would not stand for re-election at the upcoming 2024 annual meeting of stockholders of the Company to be held on August 22, 2024 (the “2024 Annual Meeting”) and will resign from the Board of Directors of the Company (the “Board”) effective as of the 2024 Annual Meeting. Mr. Wolford has been a director of the Company since 2014, and his decision to resign comes after a decade of service on the Board. His decision to resign is not due to any disagreement with the Company on any matter relating to its operations, policies, practices or otherwise.
Mr. Wolford’s prospective resignation date will help ensure an orderly transition as he will fulfill his services as a director of the Company and as the chair of the Audit Committee of the Board through the end of his current Board service term that ends immediately before the 2024 Annual Meeting. Mr. Wolford joined the Board in 2014 when the Company was private and has provided invaluable guidance through the Company’s growth to become the number 2 brand in U.S. mass color cosmetics, according to Nielsen xAOC data for the 12-week period ended March 23, 2024.

On June 18, 2024, the Board appointed Maria Ferreras to the Board as a Class II director, effective as of August 22, 2024. Ms. Ferreras will stand for election to the Board at the 2024 Annual Meeting.

Since June 2021, Ms. Ferreras has served as the Global Head of Partnerships at Netflix, Inc. (NASDAQ: NFLX), a multinational streaming entertainment service company. Ms. Ferreras joined Netflix as its Vice President, Business Development for EMEA in April 2017 and subsequently served as its Global Head of Business Development from February 2021 until appointed to her current position. Prior to joining Netflix, Ms. Ferreras was the Director of YouTube Partnerships for Alphabet Inc. (previously Google Inc.), a global technology company, from January 2007 to April 2017. Ms. Ferreras has also served in a number of leadership and senior management roles for multinational companies such as Lycos, Orange S.A. and Telecom Italia. Ms. Ferreras holds a Master’s Degree in Telecommunications, Software Engineering from Universidad Politécnica de Madrid, a Marketing Postgraduate Degree from ESIC, Marketing School, and a Corporate Director Certificate from Harvard Business School.

Ms. Ferreras will be entitled to compensation for her service as a member of the Board that is consistent with the compensatory arrangements the Company has in place with its other non-employee directors. The Company expects to enter into the Company’s standard form of indemnification agreement with Ms. Ferreras.

There was no arrangement or understanding pursuant to which Ms. Ferreras was appointed to the Board. There are no family relationships between Ms. Ferreras and any director or executive officer of the Company, or any person chosen by the Company to become a director or executive officer. There are no related party transactions of the kind described in Item 404(a) of Regulation S-K in which Ms. Ferreras was or is a participant.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

e.l.f. Beauty, Inc.

Date: June 20, 2024	By:	/s/ Scott Milsten
Scott Milsten
SVP, General Counsel & Chief People Officer